Exhibit 99.1

CONTACT:	Investors:	Media:
	Douglas A. Fox, CFA	Tim Dreyer
	Vice President, Investor Relations	Manager, Public Relations
	+1 847 793 6735	+1 847 793 5677
	dfox@zebra.com	tdreyer@zebra.com

FOR IMMEDIATE RELEASE

Zebra Technologies Announces 2008 First Quarter Financial Results

Strong sales growth in core Specialty Printing business

and gross margin improvement lead to solid first quarter performance

Vernon Hills, IL, April 23, 2008—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 18.1% growth in net sales to a record $246,277,000 for the first quarter of 2008 from $208,576,000 for the first quarter of 2007. Net income for the period was $27,644,000, or $0.42 per diluted share, compared with $26,716,000, or $0.39 per diluted share, a year ago.

“Strong international sales, favorable performance in our new Enterprise Solutions business unit and progress on our strategic priorities gave Zebra a solid start in 2008,” stated Anders Gustafsson, Zebra’s chief executive officer. “Our programs to deliver more identification and tracking solutions to targeted vertical markets are delivering real results. Customers around the world, supported by an expanding geographic Zebra presence, are responding positively to the broader range of automatic identification technologies we’re now able to provide to improve their business processes. Zebra is well positioned to benefit from the demands for better management over an increasingly complex global supply chain. The diversity of our solutions portfolio, customers and geographic presence make us optimistic about further growth.”

Discussion and Analysis

For the first quarter of 2008 compared with the first quarter of 2007:

•

Sales growth of 11.3% in the company’s Specialty Printing business unit and the sales contributions of its 2007 acquisitions fueled consolidated sales growth of 18.1%. International sales increased 31.8%, with record sales in the Asia Pacific and Europe, Middle East and Africa regions.

•

Gross profit margin increased to 49.9% from 47.8%. Profitability was favorably affected by an improved product mix in specialty printers, better overhead utilization and a positive contribution from the company’s Enterprise Solutions business unit.

•

Expenses for sales and marketing, research and development, and general and administrative activities increased principally from the addition of personnel and other expenses related to the acquisitions of WhereNet, proveo and Navis in 2007.

•

Operating expenses were also affected by a $2,191,000 increase in the amortization of intangible assets, as well as $3,234,000 in exit costs related to the company’s previously announced initiative to transfer final assembly of thermal printers to a third party.

At March 29, 2008, Zebra had $306,284,000 in cash and investments, and no long-term debt. Net inventories were $89,443,000, and accounts receivable, net, were $171,862,000.

During the first quarter of 2008, the company repurchased 1,029,000 shares of Zebra Technologies Class A Common Stock under an authorization to purchase up to 3,000,000 shares.

Second Quarter Outlook

Zebra announced its financial forecast for the second quarter of 2008. Net sales are expected within a range of $248,000,000 to $260,000,000. Earnings are expected between $0.38 and $0.44 per diluted share. This outlook includes approximately $4,800,000 in exit costs.

Conference Call Notification

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the first quarter of 2008. The conference call will be held at 11:00 a.m. Eastern Time today. To listen to the call, visit the company’s Web site at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the second quarter of 2008 stated in the paragraph above. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra may elect to update forward-looking statements but expressly disclaims any obligation to do so, even if the company’s estimates change.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include market conditions in North America and other geographic regions and market acceptance of Zebra’s printer and software products and competitors’ product offerings and the potential effects of technological changes. Other factors include U.S. and foreign regulations that pertain to electrical and electronic equipment, including European Union and other country directives relating to the collection, recycling, treatment and disposal of products and the reduction or elimination of certain specified materials in such products. Zebra’s failure to comply with these regulations may subject Zebra to penalties, prevent Zebra from selling its products in a certain country, or increase the cost of supplying the products. Profits and profitability will be affected by the company’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra is involved, and particularly litigation or claims related to alleged infringement of third-party intellectual property rights, is another factor. In addition, the acquisitions of WhereNet, proveo and Navis, which were completed in 2007, and Multispectral Solutions, which was completed in April 2008, have risks relating to integrating these companies’ businesses and operations with Zebra’s. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2007.

Zebra Technologies Corporation helps companies identify, track and manage assets, transactions and people with on-demand specialty digital printing and automatic identification solutions. In more than 100 countries around the world, more than 90 percent of Fortune 500 companies use innovative and reliable Zebra printers, supplies, RFID products and software to increase productivity, improve quality, lower costs, and deliver better customer service. Information about Zebra and Zebra-brand products can be found at http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	March 29, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58,510	$38,211
Restricted cash	1,042	2,497
Investments and marketable securities	97,407	98,438
Accounts receivable, net	171,862	150,775
Inventories, net	89,443	85,038
Deferred income taxes	14,483	14,772
Prepaid expenses	10,776	31,101

Total current assets	443,523	420,832

Property and equipment at cost, less accumulated depreciation and amortization	69,716	67,686
Long-term deferred income taxes	31,990	28,407
Goodwill	247,670	246,510
Other intangibles, net	115,287	119,424
Long-term investments and marketable securities	149,325	142,033
Other assets	9,095	9,386

Total assets	$1,066,606	$1,034,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,119	$42,351
Accrued liabilities	85,229	69,437
Deferred revenue	11,111	9,633
Income taxes payable	13,300	751

Total current liabilities	156,759	122,172
Deferred rent	1,011	961
Other long-term liabilities	9,681	8,452

Total liabilities	167,451	131,585

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	143,457	141,522
Treasury stock	(236,722)	(205,058)
Retained earnings	988,156	960,512
Accumulated other comprehensive income	3,542	4,995

Total stockholders’ equity	899,155	902,693

Total liabilities and stockholders’ equity	$1,066,606	$1,034,278

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
Net sales	$246,277	$208,576
Cost of sales	123,480	108,786

Gross profit	122,797	99,790

Operating expenses:
Selling and marketing	30,861	28,164
Research and development	19,789	14,185
General and administrative	25,045	17,932
Amortization of intangible assets	4,514	2,323
Exit costs	3,234	—
Acquired in-process research and development	—	1,853

Total operating expenses	83,443	64,457

Operating income	39,354	35,333

Other income (expense):
Investment income	2,405	5,304
Foreign exchange gains	700	175
Other, net	(254)	76

Total other income	2,851	5,555

Income before income taxes	42,205	40,888
Income taxes	14,561	14,172

Net income	$27,644	$26,716

Basic earnings per share	$0.42	$0.39
Diluted earnings per share	$0.42	$0.39

Basic weighted average shares outstanding	66,134	68,908
Diluted weighted average and equivalent shares outstanding	66,518	69,367

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
Cash flows from operating activities:
Net income	$27,644	$26,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,088	5,853
Stock-based compensation	3,417	3,338
Excess tax benefit from share-based compensation	(51)	(479)
Acquired in-process research and development	—	1,853
Deferred income taxes	(3,553)	(1,097)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(21,393)	(7,065)
Inventories	(3,834)	2,779
Other assets	2,952	(123)
Accounts payable	2,901	(12,275)
Accrued liabilities	7,085	(7,619)
Deferred revenue	2,745	3,301
Income taxes payable	12,534	10,815
Other operating activities	(5,635)	834

Net cash provided by operating activities	33,900	26,831

Cash flows from investing activities:
Purchases of property and equipment	(5,909)	(5,333)
Acquisition of businesses acquired, net of cash acquired	—	(127,200)
Purchases of investments and marketable securities	(190,530)	(166,285)
Maturities of investments and marketable securities	128,723	195,424
Sales of investments and marketable securities	78,156	78,069

Net cash used in investing activities	10,440	(25,325)

Cash flows from financing activities:
Purchase of treasury stock	(24,600)	(6,048)
Proceeds from exercise of stock options and stock purchase plan purchases	667	4,337
Excess tax benefit from share-based compensation	51	479

Net cash used in financing activities	(23,882)	(1,232)

Effect of exchange rate changes on cash	(159)	18

Net increase in cash and cash equivalents	20,299	292
Cash and cash equivalents at beginning of period	38,211	39,648

Cash and cash equivalents at end of period	$58,510	$39,940

Supplemental disclosures of cash flow information:
Income taxes paid	$2,471	$4,357
Supplemental disclosures of non-cash transactions:
Purchase of treasury shares not paid in the first quarter of 2008	$9,153	—

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended
	Mar. 29, 2008	Mar. 31, 2007	Percent Change	Percent of Total Sales
Hardware	$180,181	$159,588	12.9	73.2
Supplies	41,902	38,081	10.0	17.0
Service and software	25,180	9,394	168.0	10.2
Shipping and handling	1,802	1,648	9.3	0.7
Cash flow from hedging activities	(2,788)	(135)	NM	(1.1)

Total sales	$246,277	$208,576	18.1	100.0

Sales by Geographic Region

	Three Months Ended
	Mar. 29, 2008	Mar. 31, 2007	Percent Change	Percent of Total Sales
Europe, Middle East and Africa	$97,370	$75,985	28.1	39.5
Latin America	15,983	12,523	27.6	6.5
Asia-Pacific	23,778	15,562	52.8	9.7

Total international	137,131	104,070	31.8	55.7
North America	109,146	104,506	4.4	44.3

Total sales	$246,277	$208,576	18.1	100.0

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SEGMENT INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
Sales
Specialty Printing	$224,751	$201,895
Enterprise Solutions	21,526	6,681

Total	246,277	208,576

Cost of sales
Specialty Printing	112,812	104,266
Enterprise Solutions	10,668	4,520

Total	123,480	108,786

Gross profit	122,797	99,790

Operating expenses
Specialty Printing	50,334	45,837
Enterprise Solutions	17,921	5,741
Administrative and other	15,188	12,879

Total	83,443	64,457

Operating income	$39,354	$35,333